EX-99.1

For further information:         TRADED: NYSE (IEX)
Investor Contact:
William K. Grogan
Senior Vice President and Chief Financial Officer
(847) 498-7070

MONDAY, APRIL 30, 2018

IDEX REPORTS RECORD FIRST QUARTER RESULTS;
Q1 ORDERS AND SALES UP 11 PERCENT OVERALL AND 7 PERCENT ORGANICALLY;
Q1 REPORTED EPS WAS $1.27 WITH ADJUSTED EPS OF $1.29

LAKE FOREST, IL, APRIL 30 - IDEX Corporation (NYSE: IEX) today announced its financial results for the three month period ended March 31, 2018.

First Quarter 2018 Highlights

•	Orders and sales were both up 11 percent overall and 7 percent organically

•	Reported operating margin was 22.3 percent with adjusted operating margin of 22.6 percent, up 80 bps

•	Reported EPS was $1.27 with adjusted EPS of $1.29, up 25 percent

•	Full year adjusted EPS guidance raised to $5.05 to $5.20

First Quarter 2018

Orders of $632.2 million were up 11 percent compared with the prior year period (+7 percent organic and +4 percent foreign currency translation).

Sales of $612.3 million were up 11 percent compared with the prior year period (+7 percent organic and +4 percent foreign currency translation).

Gross margin of 45.2 percent was down 10 basis points compared with the prior year period primarily due to continued engineering investments, but up 70 basis points sequentially as the operational challenges within HST noted in the second half of 2017 have subsided.

Operating income of $136.7 million resulted in an operating margin of 22.3 percent. Excluding $1.6 million of restructuring expenses, adjusted operating income was $138.3 million with an adjusted operating margin of 22.6 percent, up 80 basis points from the prior year period adjusted operating margin. Adjusted operating income drove adjusted EBITDA of $163.8 million which was 27 percent of sales and covered interest expense by 15 times.

Provision for income taxes in the first quarter of 2018 of $31.2 million resulted in an effective tax rate (ETR) of 24.0 percent, which was lower than the prior year period ETR of 27.3 percent primarily due to the enactment of the 2017 tax reform. The first quarter 2018 ETR of 24.0 percent was higher than our previously guided ETR of 22.5 percent principally due to recent IRS interpretations of the Tax Cuts and Jobs Act.

Net income was $99.0 million which resulted in EPS of $1.27. Excluding restructuring expenses, adjusted EPS of $1.29 increased 26 cents, or 25 percent, from prior year period adjusted EPS.

Cash from operations of $71.7 million led to free cash flow of $61.7 million, which was down 18 percent from the prior year period and 62 percent of adjusted net income. The decrease in free cash flow was primarily due to higher operating working capital, specifically receivables and inventory associated with timing of sales in the quarter and stronger than expected demand.

“Organic order and revenue growth of 7 percent combined with solid execution drove a record first quarter for IDEX. First quarter results delivered all-time highs in orders, sales, operating income and EPS on top of the record fourth quarter we just experienced. We generated $20 million of backlog during the quarter led by organic order growth of 8 percent in HST and 7 percent in FMT. Adjusted operating margins expanded over 100 basis points across all three segments.

We are very pleased with our organic growth over the past several quarters and remain committed to funding the best opportunities across the company. We are steadfast with our capital deployment strategy. M&A is a priority and we continue to have a strong acquisition funnel. Last week, the Board approved raising the dividend 16 percent which takes us towards the high end of our stated goal of distributing 30 to 35 percent of earnings to our shareholders.

Based on our first quarter operating results and continued strength in order rates across the entire portfolio, we are raising our full year EPS and organic revenue guidance. We now expect full year 2018 adjusted EPS of $5.05 to $5.20 with projected second quarter EPS of $1.30 to $1.32, while delivering organic revenue growth of 5 to 6 percent for both the full year and the second quarter.”

Andrew K. Silvernail
Chairman and Chief Executive Officer

First Quarter 2018 Segment Highlights

Fluid & Metering Technologies

•	Sales of $232.3 million reflected a 7 percent increase compared to the first quarter of 2017 (+5 organic, -1 percent divestiture and +3 percent foreign currency translation).

•
Operating income of $66.2 million resulted in an operating margin of 28.5 percent. Excluding $0.1 million of restructuring expenses, adjusted operating income was $66.3 million with an adjusted operating margin of 28.5 percent, a 110 basis point increase compared to the prior year period primarily due to higher volume and productivity initiatives.

•
EBITDA of $71.7 million resulted in an EBITDA margin of 30.9 percent. Excluding $0.1 million of restructuring expenses, adjusted EBITDA of $71.8 million resulted in an adjusted EBITDA margin of 30.9 percent, a 90 basis point increase compared to the prior year period.

Health & Science Technologies

•	Sales of $221.1 million reflected an 11 percent increase compared to the first quarter of 2017 (+6 percent organic, +1 percent acquisition and +4 percent foreign currency translation).

•
Operating income of $51.8 million resulted in an operating margin of 23.4 percent. Excluding $1.1 million of restructuring expenses, adjusted operating income was $52.9 million with an adjusted operating margin of 23.9 percent, a 120 basis point increase compared to the prior year period primarily due to higher volume and productivity initiatives, and up 160 basis points sequentially as operational challenges have subsided.

•
EBITDA of $63.8 million resulted in an EBITDA margin of 28.9 percent. Excluding $1.1 million of restructuring expenses, adjusted EBITDA of $64.9 million resulted in an adjusted EBITDA margin of 29.3 percent, a 110 basis point increase compared to the prior year period.

Fire & Safety/Diversified Products

•	Sales of $159.2 million reflected a 16 percent increase compared to the first quarter of 2017 (+9 percent organic and +7 percent foreign currency translation).

•
Operating income of $39.6 million resulted in an operating margin of 24.8 percent. Excluding $0.1 million of restructuring expenses, adjusted operating income was $39.7 million with an adjusted operating margin of 24.9 percent, a 110 basis point increase compared to the prior year period primarily due to higher volume and productivity initiatives.

•
EBITDA of $46.9 million resulted in an EBITDA margin of 29.5 percent. Excluding $0.1 million of restructuring expenses, adjusted EBITDA of $47.0 million resulted in an adjusted EBITDA margin of 29.6 percent, a 320 basis point increase compared to the prior year period primarily due to transaction gains included within Other (income) expense.

For the first quarter of 2018, Fluid & Metering Technologies contributed 38 percent of sales, 42 percent of operating income and 39 percent of EBITDA; Health & Science Technologies accounted for 36 percent of sales, 33 percent of operating income and 35 percent of EBITDA; and Fire & Safety/Diversified Products represented 26 percent of sales, 25 percent of operating income and 26 percent of EBITDA.

Corporate Costs
Corporate costs, excluding restructuring expenses, increased to $20.5 million in the first quarter of 2018 from $16.9 million in the first quarter of 2017 as a result of higher stock compensation, pension expense and outside consulting costs related to M&A and income taxes. Higher corporate costs in 2018 were the reason consolidated adjusted operating margins were only up 80 basis points even though each of the three segment adjusted operating margins expanded over 100 basis points.

Non-U.S. GAAP Measures of Financial Performance
The Company supplements certain U.S. GAAP financial performance metrics with non-U.S. GAAP financial performance metrics in order to provide investors with better insight and increased transparency while also allowing for a more comprehensive understanding of the financial information used by management in its decision making. Reconciliations of non-U.S. GAAP financial performance metrics to their most comparable U.S. GAAP financial performance metrics are defined and presented below and should not be considered a substitute for, nor superior to, the financial data prepared in accordance with U.S. GAAP. There were no adjustments to U.S. GAAP financial performance metrics other than the items noted below.

•
Organic orders and sales are calculated excluding amounts from acquired or divested businesses during the first twelve months of ownership or divestiture and the impact of foreign currency translation.

•	Adjusted operating income is calculated as operating income plus restructuring expenses.

•	Adjusted operating margin is calculated as adjusted operating income divided by net sales.

•	Adjusted net income is calculated as net income plus restructuring expenses, net of the statutory tax expense or benefit.

•
EBITDA is calculated as net income plus interest expense plus provision for income taxes plus depreciation and amortization. We reconciled EBITDA to net income on a consolidated basis as we do not allocate consolidated interest expense or consolidated provision for income taxes to our segments.

•	Adjusted EBITDA is calculated as EBITDA plus restructuring expenses.

•	Free cash flow is calculated as cash flow from operating activities less capital expenditures.

Table 1: Reconciliation of the Change in Net Sales to Organic Net Sales

	Three Months Ended March 31, 2018
	FMT	HST	FSDP	IDEX
Change in net sales	7%	11%	16%	11%
- Net impact from acquisitions/divestitures	(1)%	1%	—%	—%
- Impact from FX	3%	4%	7%	4%
Change in organic net sales	5%	6%	9%	7%

Table 2: Reconciliations of Reported-to-Adjusted Operating Income and Margin (dollars in thousands)

	Three Months Ended March 31,
	2018					2017
	FMT	HST	FSDP	Corporate	IDEX	FMT	HST	FSDP	Corporate	IDEX
Reported operating income (loss)	$66,166	$51,806	$39,554	$(20,843)	$136,683	$57,813	$42,238	$32,626	$(17,006)	$115,671
+ Restructuring expenses	143	1,059	100	340	1,642	1,566	3,028	73	130	4,797
Adjusted operating income (loss)	$66,309	$52,865	$39,654	$(20,503)	$138,325	$59,379	$45,266	$32,699	$(16,876)	$120,468

Net sales (eliminations)	$232,333	$221,075	$159,173	$(257)	$612,324	$216,770	$199,679	$137,447	$(344)	$553,552

Reported operating margin	28.5%	23.4%	24.8%	n/m	22.3%	26.7%	21.2%	23.7%	n/m	20.9%
Adjusted operating margin	28.5%	23.9%	24.9%	n/m	22.6%	27.4%	22.7%	23.8%	n/m	21.8%

Table 3: Reconciliations of Reported-to-Adjusted Net Income and EPS (in thousands, except EPS)

	Three Months Ended March 31,
	2018	2017
Reported net income	$98,958	$75,899
+ Restructuring expenses	1,642	4,797
+ Tax impact on restructuring expenses	(379)	(1,529)
Adjusted net income	$100,221	$79,167

	Three Months Ended March 31,
	2018	2017
Reported diluted EPS	$1.27	$0.99
+ Restructuring expenses	0.02	0.06
+ Tax impact on restructuring expenses	—	(0.02)
Adjusted diluted EPS	$1.29	$1.03

Diluted weighted average shares	77,739	76,894

Table 4: Reconciliations of EBITDA to Net Income (dollars in thousands)

	Three Months Ended March 31,
	2018					2017
	FMT	HST	FSDP	Corporate	IDEX	FMT	HST	FSDP	Corporate	IDEX
Reported operating income (loss)	$66,166	$51,806	$39,554	$(20,843)	$136,683	$57,813	$42,238	$32,626	$(17,006)	$115,671
- Other (income) expense - net	134	(597)	(3,621)	(365)	(4,449)	30	143	36	(517)	(308)
+ Depreciation and amortization	5,694	11,389	3,774	197	21,054	5,644	11,264	3,577	207	20,692
EBITDA	71,726	63,792	46,949	(20,281)	162,186	63,427	53,359	36,167	(16,282)	136,671
- Interest expense					11,000					11,552
- Provision for income taxes					31,174					28,528
- Depreciation and amortization					21,054					20,692
Reported net income					$98,958					$75,899

Net sales (eliminations)	$232,333	$221,075	$159,173	$(257)	$612,324	$216,770	$199,679	$137,447	$(344)	$553,552

Reported operating margin	28.5%	23.4%	24.8%	n/m	22.3%	26.7%	21.2%	23.7%	n/m	20.9%
EBITDA margin	30.9%	28.9%	29.5%	n/m	26.5%	29.3%	26.7%	26.3%	n/m	24.7%

Table 5: Reconciliations of EBITDA to Adjusted EBITDA (dollars in thousands)

	Three Months Ended March 31,
	2018					2017
	FMT	HST	FSDP	Corporate	IDEX	FMT	HST	FSDP	Corporate	IDEX
EBITDA	$71,726	$63,792	$46,949	$(20,281)	$162,186	$63,427	$53,359	$36,167	$(16,282)	$136,671
+ Restructuring expenses	143	1,059	100	340	1,642	1,566	3,028	73	130	4,797
Adjusted EBITDA	$71,869	$64,851	$47,049	$(19,941)	$163,828	$64,993	$56,387	$36,240	$(16,152)	$141,468

Adjusted EBITDA margin	30.9%	29.3%	29.6%	n/m	26.8%	30.0%	28.2%	26.4%	n/m	25.6%

Table 6: Reconciliations of Cash Flows from Operating Activities to Free Cash Flow (in thousands)

	Three Months Ended
	March 31,		December 31,
	2018	2017	2017
Cash flow from operating activities	$71,729	$84,979	$136,173
- Capital expenditures	10,009	10,162	15,804
Free cash flow	$61,720	$74,817	$120,369

Conference Call to be Broadcast over the Internet
IDEX will broadcast its first quarter earnings conference call over the Internet on Monday, April 30, 2018 at 9:30 a.m. CT. Chairman and Chief Executive Officer Andy Silvernail and Senior Vice President and Chief Financial Officer William Grogan will discuss the Company’s recent financial performance and respond to questions from the financial analyst community. IDEX invites interested investors to listen to the call and view the accompanying slide presentation, which will be carried live on its website at www.idexcorp.com. Those who wish to participate should log on several minutes before the discussion begins. After clicking on the presentation icon, investors should follow the instructions to ensure their systems are set up to hear the event and view the presentation slides, or download the correct applications at no charge. Investors will also be able to hear a replay of the call by dialing 877.660.6853 (or 201.612.7415 for international participants) using the ID #13675419.

Forward-Looking Statements
This news release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements may relate to, among other things, capital expenditures, acquisitions, cost reductions, cash flow, revenues, earnings, market conditions, global economies and operating improvements, and are indicated by words or phrases such as “anticipates,” “estimates,” “plans,” “expects,” “projects,” “forecasts,” “should,” “could,” “will,” “management believes,” “the Company believes,” “the Company intends,” and similar words or phrases. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this news release. The risks and uncertainties include, but are not limited to, the following: economic and political consequences resulting from terrorist attacks and wars; levels of industrial activity and economic conditions in the U.S. and other countries around the world; pricing pressures and other competitive factors, and levels of capital spending in certain industries - all of which could have a material impact on order rates and IDEX’s results, particularly in light of the low levels of order backlogs it typically maintains; its ability to make acquisitions and to integrate and operate acquired businesses on a profitable basis; the relationship of the U.S. dollar to other currencies and its impact on pricing and cost competitiveness; political and economic conditions in foreign countries in which the company operates; interest rates; capacity utilization and the effect this has on costs; labor markets; market conditions and material costs; and developments with respect to contingencies, such as litigation and environmental matters. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included in the Company’s most recent annual report on Form 10-K filed with the SEC and the other risks discussed in the Company’s filings with the SEC. The forward-looking statements included here are only made as of the date of this news release, and management undertakes no obligation to publicly update them to reflect subsequent events or circumstances, except as may be required by law. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented here.

About IDEX
IDEX is a global fluidics leader serving high growth specialized markets. We are best known for our expertise in highly engineered fluidics systems and components, as well as for our expertise in fire and safety products including the Jaws of Life® family of rescue and recovery tools. Our products touch lives every day. Whether it’s a life-saving rescue operation, dispensing fresh juice to a first grader or fueling aircraft, IDEX is a leader in creating enabling technology used in many of the most common everyday activities. For more information, please visit www.idexcorp.com. IDEX shares are traded on the New York Stock Exchange under the symbol “IEX”.

(Financial reports follow)

IDEX CORPORATION
Condensed Consolidated Statements of Operations
(in thousands except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2018	2017
Net sales	$612,324	$553,552
Cost of sales	335,672	302,611
Gross profit	276,652	250,941
Selling, general and administrative expenses	138,327	130,473
Restructuring expenses	1,642	4,797
Operating income	136,683	115,671
Other (income) expense - net	(4,449)	(308)
Interest expense	11,000	11,552
Income before income taxes	130,132	104,427
Provision for income taxes	31,174	28,528
Net income	$98,958	$75,899

Earnings per Common Share:
Basic earnings per common share	$1.29	$0.99
Diluted earnings per common share	$1.27	$0.99

Share Data:
Basic weighted average common shares outstanding	76,419	76,115
Diluted weighted average common shares outstanding	77,739	76,894

IDEX CORPORATION
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	March 31, 2018	December 31, 2017
Assets
Current assets
Cash and cash equivalents	$412,973	$375,950
Receivables - net	328,658	294,166
Inventories	283,876	259,724
Other current assets	43,781	74,203
Total current assets	1,069,288	1,004,043
Property, plant and equipment - net	267,130	258,350
Goodwill and intangible assets	2,130,956	2,118,904
Other noncurrent assets	18,085	18,331
Total assets	$3,485,459	$3,399,628

Liabilities and shareholders' equity
Current liabilities
Trade accounts payable	$157,291	$147,067
Accrued expenses	158,156	184,705
Short-term borrowings	835	258
Dividends payable	—	28,945
Total current liabilities	316,282	360,975
Long-term borrowings	859,731	858,788
Other noncurrent liabilities	292,561	293,323
Total liabilities	1,468,574	1,513,086
Shareholders' equity	2,016,885	1,886,542
Total liabilities and shareholders' equity	$3,485,459	$3,399,628

IDEX CORPORATION
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2018	2017
Cash flows from operating activities
Net income	$98,958	$75,899
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,183	8,903
Amortization of intangible assets	10,871	11,789
Amortization of debt issuance expenses	332	329
Share-based compensation expense	7,652	6,159
Deferred income taxes	(2,041)	1,293
Non-cash interest expense associated with forward starting swaps	1,632	1,677
Changes in (net of the effect from acquisitions):
Receivables	(30,816)	(20,058)
Inventories	(21,116)	(2,761)
Other current assets	16,881	6,570
Trade accounts payable	8,215	5,188
Accrued expenses	(27,273)	(11,565)
Other — net	(1,749)	1,556
Net cash flows provided by operating activities	71,729	84,979
Cash flows from investing activities
Purchases of property, plant and equipment	(10,009)	(10,162)
Other — net	(184)	546
Net cash flows used in investing activities	(10,193)	(9,616)
Cash flows from financing activities
Borrowings under revolving credit facilities	—	13,000
Payments under revolving credit facilities	—	(80,224)
Dividends paid	(28,945)	(26,327)
Proceeds from stock option exercises	6,590	6,074
Purchases of common stock	—	(7,005)
Shares surrendered for tax withholding	(10,750)	(5,647)
Settlement of foreign exchange contracts	6,618	738
Net cash flows used in financing activities	(26,487)	(99,391)
Effect of exchange rate changes on cash and cash equivalents	1,974	4,159
Net increase (decrease) in cash	37,023	(19,869)
Cash and cash equivalents at beginning of year	375,950	235,964
Cash and cash equivalents at end of period	$412,973	$216,095

IDEX CORPORATION
Company and Segment Financial Information - Reported
(dollars in thousands)
(unaudited)

	Three Months Ended March 31, (a)
	2018	2017
Fluid & Metering Technologies
Net sales	$232,333	$216,770
Operating income (b)	66,166	57,813
Operating margin	28.5%	26.7%
EBITDA	$71,726	$63,427
EBITDA margin	30.9%	29.3%
Depreciation and amortization	$5,694	$5,644
Capital expenditures	4,674	5,386

Health & Science Technologies
Net sales	$221,075	$199,679
Operating income (b)	51,806	42,238
Operating margin	23.4%	21.2%
EBITDA	$63,792	$53,359
EBITDA margin	28.9%	26.7%
Depreciation and amortization	$11,389	$11,264
Capital expenditures	3,331	3,573

Fire & Safety/Diversified Products
Net sales	$159,173	$137,447
Operating income (b)	39,554	32,626
Operating margin	24.8%	23.7%
EBITDA	$46,949	$36,167
EBITDA margin	29.5%	26.3%
Depreciation and amortization	$3,774	$3,577
Capital expenditures	1,818	1,195

Corporate Office and Eliminations
Intersegment sales eliminations	$(257)	$(344)
Operating income (b)	(20,843)	(17,006)
EBITDA	(20,281)	(16,282)
Depreciation and amortization	197	207
Capital expenditures	186	8

Company
Net sales	$612,324	$553,552
Operating income	136,683	115,671
Operating margin	22.3%	20.9%
EBITDA	$162,186	$136,671
EBITDA margin	26.5%	24.7%
Depreciation and amortization (c)	$21,054	$20,692
Capital expenditures	10,009	10,162

IDEX CORPORATION
Company and Segment Financial Information - Adjusted
(dollars in thousands)
(unaudited)

		Three Months Ended March 31, (a)
		2018	2017
	Fluid & Metering Technologies
	Net sales	$232,333	$216,770
	Adjusted operating income (b)	66,309	59,379
	Adjusted operating margin	28.5%	27.4%
	Adjusted EBITDA	$71,869	$64,993
	Adjusted EBITDA margin	30.9%	30.0%
	Depreciation and amortization	$5,694	$5,644
	Capital expenditures	4,674	5,386

	Health & Science Technologies
	Net sales	$221,075	$199,679
	Adjusted operating income (b)	52,865	45,266
	Adjusted operating margin	23.9%	22.7%
	Adjusted EBITDA	$64,851	$56,387
	Adjusted EBITDA margin	29.3%	28.2%
	Depreciation and amortization	$11,389	$11,264
	Capital expenditures	3,331	3,573

	Fire & Safety/Diversified Products
	Net sales	$159,173	$137,447
	Adjusted operating income (b)	39,654	32,699
	Adjusted operating margin	24.9%	23.8%
	Adjusted EBITDA	$47,049	$36,240
	Adjusted EBITDA margin	29.6%	26.4%
	Depreciation and amortization	$3,774	$3,577
	Capital expenditures	1,818	1,195

	Corporate Office and Eliminations
	Intersegment sales eliminations	$(257)	$(344)
	Adjusted operating income (b)	(20,503)	(16,876)
	Adjusted EBITDA	(19,941)	(16,152)
	Depreciation and amortization	197	207
	Capital expenditures	186	8

	Company
	Net sales	$612,324	$553,552
	Adjusted operating income	138,325	120,468
	Adjusted operating margin	22.6%	21.8%
	Adjusted EBITDA	$163,828	$141,468
	Adjusted EBITDA margin	26.8%	25.6%
	Depreciation and amortization (c)	$21,054	$20,692
	Capital expenditures	10,009	10,162

(a)
Three month data includes the results of thinXXS (December 2017) in the Health & Science Technologies segment from the date of acquisition and the results of Faure Herman (October 2017) in the Fluid & Metering Technologies segment through the date of disposition.

(b)	Segment operating income excludes unallocated corporate operating expenses which are included in Corporate Office and Eliminations.
(c)	Depreciation and amortization excludes amortization of debt issuance costs.